EXHIBIT 10.1
NADER TAVAKOLI
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the 4th day of January 2016, by and among Ambac Financial Group, Inc., a Delaware corporation (the “Company”), and Nader Tavakoli, an individual (the “Executive”).
WHEREAS, the Executive is currently a director of the Company; and
WHEREAS, the Company and the Executive desire to enter into this Agreement to set out the terms and conditions for the employment relationship of the Executive with the Company;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
1.    Employment Agreement. On the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Employment Period set forth in Section 2 and in the positions and with the duties set forth in Section 3. The Executive shall be an employee of the Company. The Company shall be solely responsible for all obligations undertaken by the “Company” hereunder or in connection herewith, including compensation and benefits payable to the Executive under Sections 4 and 7 of this Agreement.
2.    Term. The term of employment under this Agreement shall be for a period beginning on January 1, 2016 (the “Effective Date”) and ending on December 31, 2018 (the “End Date”), unless sooner terminated as hereinafter set forth. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Period.”
3.    Position and Duties.
(a)    Executive Positions. During the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company. In such capacities, the Executive shall report to the Company’s Board of Directors (the “Board”). The Executive shall serve as a member of such management, executive and other committees as determined by the Board from time to time. During the Employment Period, (x) the Executive shall have the duties, responsibilities, powers and authority as shall be consistent with the duties, responsibilities, powers and authority as he had as Interim Chief Executive Officer of the Company, and (y) the Executive’s duties, responsibilities, powers and authority with the Company shall be consistent with the organizational documents and Corporate Governance Guidelines of the Company; provided, that the duties, responsibilities, powers and authority described in the foregoing clauses (x) and (y) shall in each case be subject to any policies and guidelines adopted by the Board in good faith consultation with the Executive; provided, further, that a diminution in the Executive’s duties or responsibilities resulting from any such policies or guidelines or actions taken under the organizational documents that directly effect the Executive’s duties or responsibilities shall not negate a claim by the Executive of Good Reason (as defined below). All employees of the Company shall report, directly or indirectly, to the Executive or his designate. The Executive shall devote commercially reasonable efforts and sufficient time to the performance of the Executive’s duties hereunder and the advancement of the business and affairs of the Company, provided that in no event shall this sentence prohibit the Executive from (a) creating and managing his personal and family investments or participating in charitable activities, (b) continuing with his current outside business interests and commitments (subject to the last sentence of this Section 3(a)), or (c) accepting new commitments expressly approved by the Board, which approval shall not be unreasonably withheld, so long as such activities, in the aggregate, do not materially interfere with the Executive’s duties for the Company. The Executive shall not accept new outside business interests or commitments during the Employment Period without the express approval of the Board; provided, that the Executive shall not require the approval of the Board to create or make personal or family investments so long as such personal or family investments do not require active management by the Executive and comply with the Company’s Code of Business Conduct and other policies of the Company as in effect from time to time. So long as such activities do not materially interfere with the Executive’s ability to perform his duties and responsibilities hereunder, the Executive shall have the right to continue his service on outside for profit boards on which he serves on the Effective Date and the related activities in which he participates on the Effective Date; provided, that the Executive agrees that he shall cease such service and activities in connection therewith as soon as practicable if he is notified by the Company to do so on or after January 1, 2017.
(b)    The Executive is a member of the Board and Ambac Assurance Corporation’s (“AAC”) Board of Directors (the “AAC Board”) as of the Effective Date. The Company shall use its commercially reasonable best efforts to cause the Executive (i) to be nominated to serve for an additional term on the Board at the expiration of his current Board term (and each subsequent expiration of the Board term thereafter for the remainder of the Employment Period), and (ii) to be appointed by the Board to serve for an additional term on the AAC Board at the expiration of his current AAC Board term (and each subsequent expiration of the AAC Board term thereafter for the remainder of the Employment Period); provided, however, the Executive agrees that (x) if his employment as President and Chief Executive Officer terminates for any reason, the foregoing covenants of the Company shall no longer apply and (y) if his employment as President and Chief Executive Officer is terminated by the Company for any reason or due to the expiration of the Employment Period, he will resign from his positions on the Board and the AAC Board co-terminous with his termination unless otherwise mutually agreed with the Board. For clarity, such required resignation from the Board shall be deemed to be the removal of the Executive without cause from the Board for purposes of the March 30, 2015 Restricted Stock Unit and Stock Option Agreement only if the Executive’s employment is terminated by the Company other than for Cause pursuant to Section 6(a)(ii)(B).
4.    Compensation and Benefits.
(a)    Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary at the rate of no less than $950,000 per calendar year (the “Base Salary”), less applicable deductions, and prorated for any partial month or year, as applicable. The Base Salary shall be reviewed for increase by the Compensation Committee of the Company (the “Compensation Committee”) no less frequently than annually and may be increased in the discretion of the Compensation Committee. Any such adjusted Base Salary shall constitute the “Base Salary” for purposes of this Agreement. The Base Salary shall be paid in substantially equal installments in accordance with the Company’s regular payroll procedures. The Executive’s Base Salary may not be decreased during the Employment Period. During the Employment Period, the Executive’s total compensation for each fiscal year shall be the highest total compensation among all individuals employed by the Company or any Company Affiliate for such fiscal year.
(b)    Annual Bonus. For each calendar year that ends during the Employment Period, the Executive shall be eligible to receive an annual bonus pursuant to the Company’s annual bonus plan for senior executives. The amount of any such annual bonus paid to the Executive during the Employment Period shall be based on the achievement of pre-established performance goals that are established by the Compensation Committee in consultation with the Executive. With respect to any performance goals that are subjective in nature, the Compensation Committee shall determine, in its discretion, whether and to what extent such performance goals are achieved. With respect to calendar year 2015, the Executive’s annual bonus shall be no less than $750,000 and no greater than $1,500,000, as determined by the Compensation Committee, in its discretion. With respect to calendar year 2016 and each calendar year thereafter that ends during the Employment Period, the Executive’s threshold, target and maximum annual bonus amounts shall be $712,500, $1,425,000 and $2,850,000, respectively, unless otherwise agreed between the Compensation Committee and the Executive. With respect to calendar year 2016 and each calendar year thereafter that ends during the Employment Period, the Executive shall not be entitled to receive an annual bonus for a calendar year if each of the performance goals established for such calendar year is below the minimum threshold performance level established for each performance goal, as determined by the Compensation Committee, but shall otherwise be eligible to receive a discretionary bonus. Any annual bonus payable to the Executive hereunder shall be paid at the time bonuses are otherwise paid to other executive officers of the Company, but in any event, no later than March 15 of the calendar year following the year with respect to which such annual bonus is earned.
(c)    Long-Term Incentives. During the Employment Period, the Executive shall be eligible to participate in the Company’s Incentive Compensation Plan or any successor plan or additional plan of the Company, subject to the terms of any such plan, as determined by the Compensation Committee, in its discretion.
(i)    Annual Equity Awards. With respect to each calendar year that ends during the Employment Period, commencing with calendar year 2016, the Executive shall be granted an award of restricted stock units (“RSUs”) which shall be subject to performance-based vesting conditions (the “Performance-based RSUs”). Each award of Performance-based RSUs granted to the Executive hereunder shall be eligible to cliff vest at the end of a three year performance period based on the achievement of pre-established performance goals that are established annually by the Compensation Committee in consultation with the Executive. The threshold, target and maximum award amounts with respect to each such grant of Performance-based RSUs shall be $1,068,750, $1,425,000 and $3,800,000, respectively, unless otherwise agreed between the Compensation Committee and the Executive. The target performance goals applicable to each such award of Performance-based RSUs shall be based on the following performance metrics, unless the Compensation Committee, in consultation with the Executive, establishes different performance metrics for any such award of Performance-based RSUs: (i) 40% on the greater of the Company’s improvement in its asset liability ratio (“ALR”) and the Company’s improvement in its net asset value (“NAV”), in each case over the applicable performance period, (ii) 10% on the Company’s Cumulative EBITDA, and (iii) 50% based on the Company’s total shareholder return (“TSR”) over the applicable performance period. ALR shall be calculated by dividing (A) the fair value (determined in accordance with U.S. generally accepted accounting principles (“GAAP”)) of the Assets (as defined below) by (B) the Liabilities (as defined below) of the following entities: AAC, Everspan Financial Guarantee Corp., Ambac Credit Products LLC, Orient Bay LLC, Ambac Financial Services LLC, and any other subsidiaries of the Company that the Compensation Committee shall determine in good faith consultation with the Executive. For purposes of the ALR calculation, “Assets” shall mean the total cash, invested assets and net receivables (payables); and “Liabilities” shall mean the sum of the following: (1) the present value of future probability weighted financial guarantee claims and CDS payments reduced by recoveries, including probability weighted estimated subrogation recoveries, which includes recoveries from representation and warranty claims, and reinsurance recoverables, using discount rates in accordance with GAAP, (2) face value of unpaid claims and accrued interest, (3) fair value of all interest rate swaps, (4) par value and accrued interest of all outstanding surplus notes of AAC (including surplus notes of the Segregated Account of AAC (including junior surplus notes)), and (5) the face value of outstanding preferred stock. In addition, the Assets and Liabilities shall be increased for the amount of representation and warranty litigation receipts that are subsequently used to settle Liabilities over the performance period. “Cumulative EBITDA” means the Company’s earnings before interest, taxes, depreciation, amortization, and non-controlling interests (as determined under GAAP) for the applicable performance period. NAV shall be calculated by reducing AAC’s Assets by its Liabilities, determined as of the last day of the applicable performance period.
(ii)    One-Time Equity Award. The Executive shall be granted a one-time award of RSUs on January 4, 2016, which shall have a grant date fair value of $4,275,000 based on the closing price of the Company’s common stock on January 4, 2016, and shall vest in three equal annual installments on December 31, 2016, December 31, 2017 and December 31, 2018, subject to the Executive’s continued employment with the Company through the applicable vesting date.
Each equity award granted to the Executive hereunder shall be subject to the terms and conditions of the plan pursuant to which it is granted and such other terms and conditions as are established by the Compensation Committee and set forth in the award agreement evidencing the grant of such award.
(d)    Employee Benefits; Perquisites. During the Employment Period, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company or AAC, as in effect from time to time, that are generally made available to senior executives of the Company. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices and policies of the Company. The Company reserves the right to amend, modify or cancel any employee benefit plans, practices and programs, and any fringe benefits and perquisites, at any time and without the consent of the Executive.
(e)    Company Compensation Plans. Except as otherwise provided herein, all compensation provided to the Executive pursuant to Section 4 shall be in accordance with the Company’s and Company Affiliates’ compensation plans and policies. For purposes of this Agreement, “Company Affiliate” means any entity controlled by, in control of, or under common control with, the Company, including without limitation, AAC and its other direct and indirect subsidiaries.
(f)    Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by the Executive to the Company to the extent any such compensation paid to the Executive is, or in the future becomes, subject to (i) any “clawback” or recoupment policy that is applicable to all senior executives of the Company or that is adopted to comply with any applicable law, rule or regulation, or any other requirement, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.
(g)    Stock Ownership Guidelines. The Executive shall be required to hold shares of the Company’s common stock equal in value to six (6) times the Executive’s Base Salary. The Executive may satisfy this requirement through vested and unvested equity awards as well as other means; provided, however, that, with respect to stock options, only the value of the “net shares” issuable to the Executive shall be counted, and with respect to performance-based RSUs, only the target grant date value of such RSUs shall be counted. In furtherance of this requirement, the Executive must hold 100% of all “net shares” issuable to the Executive pursuant to equity awards at any time that the Executive does not meet the foregoing stock ownership requirement. “Net shares” means those whole shares that remain after shares are sold or withheld to pay any applicable stock option exercise price or to satisfy any tax obligations. The holding period applies to all net shares issuable upon stock option exercises and RSU vesting (whether subject to time-based or performance-based vesting requirements). Notwithstanding the foregoing, in no event shall the Executive be required to make purchases of the Company’s common stock in order to satisfy the stock ownership guidelines set forth in this Section 4(g), but the Executive shall be required to achieve such stock ownership guidelines only through holding net shares issued to the Executive pursuant to equity awards, and nothing in this Section 4(g) shall prohibit the Executive from selling any shares that he acquires in the open market.
5.    Expenses. The Executive is expected and is authorized to incur reasonable expenses in the performance of his duties hereunder. The Company shall reimburse the Executive for all such expenses reasonably and actually incurred in accordance with reasonable policies which may be adopted from time to time by the Company promptly upon periodic presentation by the Executive of an itemized account, including reasonable substantiation, of such expenses.
6.    Termination of Employment.
(a)    Permitted Terminations. The Executive’s employment hereunder may be terminated during the Employment Period under the following circumstances:
(i)    Death. The Executive’s employment hereunder shall terminate upon the Executive’s death;
(ii)    By the Company.
(A)    Disability. The Company may terminate the Executive’s employment due to the Executive’s Disability while such Disability exists. For purposes of this Agreement, “Disability” means that the Executive shall have been unable, due to physical or mental incapacity, to substantially perform the Executive’s duties and responsibilities hereunder for 180 days out of any 365 day period or for 120 consecutive days. Until such termination, the Executive shall continue to receive his compensation and benefits hereunder, reduced by any benefits payable to him under any Company-provided disability insurance policy or plan applicable to him; or
(B)    Cause. The Company may terminate the Executive’s employment for Cause or without Cause. If the Company terminates the Executive’s employment without Cause, then the Company shall provide written notice to the Executive at least twenty (20) days prior to the Date of Termination.
For purposes of this Agreement, “Cause” shall be limited to the following events: (i) the Executive’s gross negligence or willful misconduct in the performance of his duties, (ii) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on the Executive’s qualifications or ability to perform his duties, or (iii) the Executive’s failure to attempt to perform lawfully assigned duties consistent with his position or to materially comply with the Company’s Code of Business Conduct or any policies and guidelines adopted by the Board in good faith consultation with the Executive. Termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to the Executive copies of resolutions duly adopted by the affirmative votes of not less than a majority of the Board (after reasonable written notice is provided to the Executive and the Executive is given a reasonable opportunity, together with counsel, to be heard before the Board), finding that the Executive has engaged in the conduct described in any of (i)-(iii) above. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Executive shall have fourteen (14) days from the delivery of written notice by the Company within which to cure any acts constituting Cause.
For purposes of this Agreement, “Date of Termination” means (i) if the Executive’s employment is terminated due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated because of the Executive’s Disability pursuant to Section 6(a)(ii)(A), 30 days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30)-day period; (iii) if the Executive’s employment is terminated due to the expiration of the Employment Period, the End Date; or (iv) if the Executive’s employment is terminated by the Company pursuant to Section 6(a)(ii)(B) or by the Executive pursuant to Section 6(a)(iii), the date specified in the Notice of Termination. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Section 409A”), references to the Executive’s termination of employment (and corollary terms) with the Company shall be construed to refer to the Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company.
(iii)    By the Executive. The Executive may terminate his employment for any reason (including Good Reason) or for no reason. If the Executive terminates his employment without Good Reason, then he shall provide written notice to the Company at least forty-five (45) days prior to the Date of Termination.
For purposes of this Agreement, “Good Reason” means (i) any diminution in the Executive’s title or reporting relationships at the Company, (ii) a substantial diminution in the Executive’s duties or responsibilities at the Company, (iii) the relocation of the Executive’s principal place of employment by more than thirty-five (35) miles, (iv) a reduction of the Executive’s Base Salary or target annual bonus opportunity, other than a uniform reduction applied to all senior executive officers of the Company that does not result in a reduction of more than five percent (5%) of the sum of the highest of each of the Executive’s Base Salary and target bonus, (v) a material decrease in the employee benefits made available to the Executive, in the aggregate, other than in connection with an across-the-board reduction applicable to all senior executives, or (vi) a material breach by the Company of this Agreement, including, but not limited to the Executive’s total compensation for any fiscal year ceasing to be the highest total compensation among all individuals employed by the Company or any Company Affiliate for such fiscal year. In order to invoke a termination for Good Reason, the Executive must deliver a written notice of the grounds for such termination within ninety (90) days of the initial existence of the event giving rise to Good Reason and the Company shall have thirty (30) days to cure the circumstances. In order to terminate his employment, if at all, for Good Reason, the Executive must terminate employment within sixty (60) days of the end of the cure period if the circumstances giving rise to Good Reason have not been cured. The Executive acknowledges that, as of the Effective Date, no event that would constitute Good Reason has occurred.
(b)    Termination. Any termination of the Executive’s employment by the Company or the Executive (other than because of the Executive’s death) shall be communicated by a written Notice of Termination to the other party hereto in accordance with the requirements of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Termination of the Executive’s employment shall take effect on the Date of Termination. The Executive agrees, in the event of any dispute under Section 6(a)(ii)(A) as to whether a Disability exists, and if requested by the Company, to submit to a physical examination by a licensed physician selected by mutual consent of the Company and the Executive, the cost of such examination to be paid by the Company. The written medical opinion of such physician shall be conclusive and binding upon each of the parties hereto as to whether a Disability exists and the date when such Disability arose. This Section shall be interpreted and applied so as to comply with the provisions of the Americans with Disabilities Act (to the extent applicable) and any applicable state or local laws.
(c)    Resignation of All Other Positions. Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer of the Company or any Company Affiliate unless otherwise mutually agreed with the Board. As provided in Section 3(b), upon termination of the Executive's employment by the Company for any reason or due to the expiration of the Employment Period, the Executive shall be deemed to have resigned from all positions that the Executive holds as a member of the board of directors (or a committee thereof) of the Company or any Company Affiliate unless otherwise mutually agreed with the Board.
7.    Compensation Upon Termination.
(a)    Death. If the Executive’s employment is terminated during the Employment Period as a result of the Executive’s death, this Agreement and the Employment Period shall terminate without further notice or any action required by the Company or the Executive’s legal representatives. Upon the Executive’s death, the Company shall pay to the Executive’s legal representative or estate, as applicable, (i) the Executive’s Base Salary due through the Date of Termination, (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination at the time such payments are due and (iii) an annual bonus for the year of termination, based on actual full-year performance (with any individual factor being rated at one hundred percent (100%)), pro-rated to reflect the time of service for such year through the Date of Termination, payable at the time the Company pays bonuses to active employees. The rights of the Executive’s legal representative or estate, as applicable, with respect to the Executive’s equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreement. In addition, with respect to all of the Executive’s outstanding equity awards granted on and after the Effective Date, unless the applicable award agreement provides for greater vesting acceleration on termination as a result of the Executive’s death, upon the termination of the Executive’s employment as a result of the Executive’s death, (i) the Executive shall receive twelve (12) months of vesting acceleration on all of the Executive’s then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator and (ii) with respect to the Executive’s then-outstanding performance-based equity awards, the Executive shall be deemed to have satisfied the service-based component of such awards and shall be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect the Executive’s actual service plus twelve (12) months during each performance period. Except as set forth herein, the Company and Company Affiliates shall have no further obligation to the Executive or his legal representatives, estate or heirs upon his death under this Agreement other than such obligations which by their terms continue following termination of the Executive’s employment. For purposes of this Agreement, “Accrued Benefits” means (i) any compensation deferred by the Executive prior to the Date of Termination and not paid by the Company or otherwise specifically addressed by this Agreement; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, (iii) any amounts or benefits owing to the Executive or to the Executive’s beneficiaries under the then applicable benefit plans of the Company; (iv) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive prior to the Date of Termination and which are reimbursable in accordance with Section 5; and (v) any other benefits or amounts due and owing to the Executive under the terms of any plan, program or arrangement of the Company.
(b)    Disability. If the Company terminates the Executive’s employment during the Employment Period because of the Executive’s Disability pursuant to Section 6(a)(ii)(A), (A) the Company shall pay to the Executive (i) the Executive’s Base Salary due through the Date of Termination, (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination at the time such payments are due and (iii) an annual bonus for the year of termination, based on actual full-year performance (with any individual factor being rated at one hundred percent (100%)), pro-rated to reflect the time of service for such year through the Date of Termination, payable at the time the Company pays bonuses to active employees. The rights of the Executive with respect to the Executive’s equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreement. In addition, with respect to all of the Executive’s outstanding equity awards granted on and after the Effective Date, unless the applicable award agreement provides for greater vesting acceleration on termination because of the Executive’s Disability, upon the termination of the Executive’s employment because of the Executive’s Disability, (i) the Executive shall receive twelve (12) months of vesting acceleration on all of the Executive’s then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator and (ii) with respect to the Executive’s then-outstanding performance-based equity awards, the Executive shall be deemed to have satisfied the service-based component of such awards and shall be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect the Executive’s actual service plus twelve (12) months during each performance period. Except as set forth herein, the Company and Company Affiliates shall have no further obligations to the Executive under this Agreement upon Executive’s termination due to Disability pursuant to Section 6(a)(ii)(A) other than such obligations which by their terms continue following termination of the Executive’s employment.
(c)    Expiration of the Employment Period. If the Executive’s employment is terminated due to the expiration of the Employment Period, the Company shall pay to the Executive the Executive’s Base Salary due through the Date of Termination and all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, at the time such payments are due. The Executive shall also be entitled to receive, subject to his material compliance with the restrictive covenants in Section 8 and his execution and non-revocation of the release described in Section 7(g), the following severance payment: a lump sum payment equal to one (1) times the sum of (i) the Executive’s Base Salary and (ii) the amount of the Executive’s annual target bonus for the calendar year in which the Date of Termination occurs (the “Target Bonus”). Subject to Section 7(i), the lump sum payment described in the preceding sentence shall be made within ten (10) business days of the Release Effective Date. The Executive’s rights with respect to then vested or exercisable equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements, subject to the next sentence. In addition, with respect to all of the Executive’s outstanding equity awards granted on and after the Effective Date, unless the applicable award agreement provides for greater vesting acceleration upon a termination of the Executive’s employment due to the expiration of the Employment Period, upon the termination of the Executive’s employment due to the expiration of the Employment Period, (i) all of the Executive’s then-outstanding time-based equity awards shall become immediately vested and (ii) with respect to the Executive’s then-outstanding performance-based equity awards, the Executive shall be eligible to vest in each such award based on actual performance through the end of the applicable performance period. For the avoidance of doubt, the Executive shall be eligible to receive an annual bonus in respect of calendar year 2018 in accordance with Section 4(b) hereof regardless of whether he remains an employee as of the date such bonus is paid. Except as set forth herein, the Company and Company Affiliates shall have no further obligations to the Executive under this Agreement upon such termination other than such obligations which by their terms continue following termination of the Executive’s employment.
(d)    Termination by the Company for Cause or by the Executive without Good Reason. If, during the Employment Period, the Company terminates the Executive’s employment for Cause pursuant to Section 6(a)(ii)(B) or the Executive terminates his employment without Good Reason pursuant to Section 6(a)(iii), the Company shall pay to the Executive the Executive’s Base Salary due through the Date of Termination and all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, at the time such payments are due, and the Executive’s rights with respect to then vested or exercisable equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements. Except as set forth herein, the Company and Company Affiliates shall have no further obligations to the Executive under this Agreement upon such termination.
(e)    Termination by the Company without Cause or by the Executive with Good Reason. If, during the Employment Period, other than as set forth in Section 7(f), the Company terminates the Executive’s employment other than for Cause pursuant to Section 6(a)(ii)(B) or the Executive terminates his employment with Good Reason pursuant to Section 6(a)(iii), the Company shall pay to the Executive (i) the Executive’s Base Salary due through the Date of Termination and (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, in each case at the time such payments are due. The Executive shall also be entitled to receive, subject to his material compliance with the restrictive covenants in Section 8 and his execution and non-revocation of the release described in Section 7(g), the following severance payments and benefits: (1) a lump sum payment equal to two (2) times the sum of (i) the Executive’s Base Salary and (ii) the amount of the Executive’s Target Bonus, (2) a lump sum payment equal to the product of (x) the Target Bonus and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year, and (3) provided the Executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, with regard to the medical program, the Executive and such eligible dependents shall be entitled to continue to participate in such basic medical and life insurance programs of the Company as in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve months or, if earlier, until the date the Executive becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage; provided, however, if such medical plan is “self-funded” within the meaning of Code Section 105(h) at the time of termination of employment, then, in lieu of such continued participation in the medical program, the Executive shall be entitled to receive a lump sum payment equal to the portion of the Executive’s COBRA premiums equal to twelve (12) months of the Company subsidy of group health plan premiums for the Executive and his eligible dependents, subject to applicable withholdings. Subject to Section 7(i), the lump sum payments described in items (1), (2) and, if applicable, (3) in the preceding sentence shall be made within ten (10) business days of the Release Effective Date. Notwithstanding anything to the contrary contained herein, if (i) during calendar year 2016, the Company terminates the Executive’s employment other than for Cause or the Executive terminates his employment for Good Reason, then the lump sum payments described in items (1) and (2) shall be no greater than $3,000,000 in the aggregate, or (ii) after calendar year 2016, the Executive terminates his employment for Good Reason as a result of a diminution in his title, reporting relationships, duties or responsibilities due to an action taken by the Wisconsin Office of the Commissioner of Insurance, then the lump sum payments described in items (1) and (2) shall be no greater than $3,500,000 in the aggregate. If the lump sum payments described in items (1) and (2) are required to be reduced pursuant to the preceding sentence, then such payments shall be reduced in the following order until the aggregate amount of such payments is equal to $3,000,000 or $3,500,000, as applicable: (x) the lump sum payment described in item 1 shall be reduced first and (y) the lump sum payment described in item (2) shall be reduced last. The Executive’s rights with respect to equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements, subject to the next sentence. In addition, with respect to all of the Executive’s outstanding equity awards granted on and after the Effective Date, unless the applicable award agreement provides for greater vesting acceleration upon a termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, upon the termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, (i) the Executive shall receive twelve (12) months of vesting acceleration on all of the Executive’s then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator and (ii) with respect to the Executive’s then-outstanding performance-based equity awards, the Executive shall be deemed to have satisfied the service-based component of such awards and shall be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect the Executive’s actual service plus twelve (12) months during each performance period. Notwithstanding anything to the contrary contained herein, if, during calendar year 2016, the Company terminates the Executive’s employment other than for Cause or the Executive terminates his employment for Good Reason, then the immediately preceding sentence shall not apply and the Executive’s rights with respect to equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements.
(f)    Termination by the Company without Cause or by the Executive with Good Reason following a Change in Control. If, during the Employment Period, the Company terminates the Executive’s employment other than for Cause pursuant to Section 6(a)(ii)(B) or the Executive terminates his employment with Good Reason pursuant to Section 6(a)(iii), in each case within one (1) year following the occurrence of a Change in Control (as defined below), then, in addition to the payments under (e) above (other than equity), with respect to all of the Executive’s outstanding equity awards granted on and after the Effective Date, (i) all of the Executive’s then-outstanding time-based equity awards shall become immediately vested and (ii) with respect to the Executive’s then-outstanding performance-based equity awards, the Executive shall be eligible to vest in each such award based on actual performance through the end of the applicable performance period.
For purposes of this Agreement, “Change in Control” means the occurrence of one or more of the following events, for the Company: (i) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)) or “group” (as such term is used in Section 13(d)(3) of the Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act) of more than thirty percent (30%) of the Voting Stock of the Company; (ii) within any twenty-four (24) month period the majority of the Board consists of individuals other than “Incumbent Directors,” which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors of the applicable company shall be considered to be an Incumbent Director; (iii) the Company transfers all or substantially all of its assets or business (unless the shareholders of the applicable company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the applicable company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of, as applicable, the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation); or (iv) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company, as applicable, immediately prior to the transaction hold, directly or indirectly, more than fifty percent (50%) of the Voting Stock of, as applicable, the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). For purposes of this Change in Control definition, the Company shall include any entity that succeeds to all or substantially all of the business of the Company and “Voting Stock” shall mean securities or ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
(g)    Liquidated Damages. The parties acknowledge and agree that damages which will result to the Executive for termination of the Executive’s employment by the Company without Cause under Section 6(a)(ii)(B) or by the Executive for Good Reason under Section 6(a)(iii) shall be extremely difficult or impossible to establish or prove, and agree that the severance payments and benefits pursuant to Sections 7(e) and (f) (the “Severance Payments”), shall constitute liquidated damages for any such termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any other applicable benefit plan, such liquidated damages shall be in lieu of all other claims that the Executive may make by reason of any such termination of his employment, other than with respect to the Executive’s outstanding equity or equity-related awards, any vested payments or benefits under any plan, program or arrangement of the Company in which the Executive participated and any claim for coverage under the Company’s indemnification and directors and officers liability coverage, and that, as a condition to receiving the Severance Payments, the Executive will execute a release of claims substantially in the form of the release attached hereto as Exhibit A. Within two business days of the Date of Termination, the Company shall deliver to the Executive the release for the Executive to execute. The Executive will forfeit all rights to the Severance Payments unless, within forty-five (45) days of delivery of the release by the Company to the Executive, the Executive executes and delivers the release to the Company and such release has become irrevocable by virtue of the expiration of the revocation period without the release having been revoked (the first such date, the “Release Effective Date”). The Company’s obligation to pay the Severance Payments is subject to the occurrence of the Release Effective Date, and if the Release Effective Date does not occur, then the Company shall have no obligation to pay the Severance Payments. If the Executive fails to materially comply with his obligations under Section 8, the Executive shall, to the extent such amounts are paid, vested or distributed pursuant to Section 7 hereof, (i) forfeit outstanding equity awards, (ii) transfer the shares underlying any equity awards that were accelerated pursuant to the terms of the related plan or award agreements and settled in shares to the Company for no consideration and (iii) repay the after-tax amount of the Severance Payments and any equity awards that were accelerated pursuant to the terms of the related plan or award agreements and settled in cash or sold.
(h)    No Offset. In the event of termination of his employment, the Executive shall be under no obligation to seek other employment and, except as otherwise expressly provided herein, there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain. The Company’s and Company Affiliates’ obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company or its affiliates may have against him for any reason.
(i)    Section 409A. The payments and benefits to be provided to the Executive pursuant to this Agreement are intended to comply with, or be exempt from, Section 409A and will be interpreted, administered and operated in a manner consistent with that intent. If the Executive notifies the Company (with specificity as to the reason therefor) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, and the Company concurs with such belief or the Company independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to try to comply with Section 409A through good faith modification to the maximum extent reasonably appropriate to comply with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A.
(i)    For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.
(ii)    The Executive will be deemed to have a Date of Termination for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.
(iii)    Notwithstanding any other provision of this Agreement to the contrary, if at the time of the Executive’s separation from service, (x) the Executive is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time), and (y) the Company makes a good faith determination that an amount payable on account of such separation from service to the Executive constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after such six-month period (or upon the Executive’s death, if earlier), together with interest for the period of delay, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the dates the payments should otherwise have been provided. To the extent that any benefits to be provided during the Delay Period are considered deferred compensation under Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Section 409A, the Executive shall pay the cost of such benefit during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.
(iv)    (A) Any amount that the Executive is entitled to be reimbursed under this Agreement will be reimbursed to the Executive as promptly as practical and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred, (B) any right to reimbursement or in kind benefits will not be subject to liquidation or exchange for another benefit, and (C) the amount of the expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year.
(v)    Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
8.    Confidentiality, Non-Disclosure and Non-Competition Agreement. The Company and the Executive acknowledge and agree that during the Executive’s employment with the Company, the Executive will have access to and may assist in developing Company Confidential Information and will occupy a position of trust and confidence with respect to the Company’s affairs and business and the affairs and business of the Company Affiliates. For purposes of this Agreement, “Company Confidential Information” means information known to the Executive to constitute confidential or proprietary information belonging to the Company or Company Affiliates or other non-public information, trade secrets, intellectual property, confidential financial information, operating budgets, strategic plans or research methods, personnel data, projects or plans, or non-public information regarding the terms of any existing or pending transaction between Company or any Company Affiliate and an existing or pending client or customer or other person or entity, in each case, received by the Executive in the course of his employment by the Company or in connection with his duties with the Company. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Executive’s employment with the Company, information publicly available or generally known within the industry or trade in which the Company operates and information or knowledge possessed by the Executive prior to his employment by the Company, shall not be considered Company Confidential Information. The Executive agrees that the following obligations are necessary to preserve the confidential and proprietary nature of Company Confidential Information and to protect the Company and Company Affiliates against harmful solicitation of employees and customers, harmful effects on operations and other actions by the Executive that would result in serious adverse consequences for the Company and Company Affiliates:
(a)    Non-Disclosure. During and after the Executive’s employment with the Company or Company Affiliates, the Executive will not knowingly, directly or indirectly through an intermediary, use, disclose or transfer any Company Confidential Information other than as authorized in writing by the Company or Company Affiliates, or if such use, disclosure or transfer is during such employment and within the scope of the Executive’s duties with the Company or Company Affiliates as determined reasonably and in good faith by the Executive. For the avoidance of doubt, if, following the Executive’s termination of employment hereunder for any reason, the Executive becomes employed or engaged by a money or asset management business, including, without limitation, a private equity or hedge fund business engaged in the management of alternative investments, then the Executive shall not, during or after such employment or engagement, use any Company Confidential Information or disclose or transfer any Company Confidential Information to any such money or asset management business. Anything herein to the contrary notwithstanding, the provisions of this Section 8(a) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information; (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement; (iii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive’s violation of this Section 8(a); (iv) as to information that is or becomes available to the Executive on a non-confidential basis from a source which is entitled to disclose it to the

Executive; or (v) as to information that the Executive possessed prior to the commencement of employment with the Company. In the event the Executive is required or compelled by legal process to disclose any Company Confidential Information, he will immediately inform the Company so that the Company may present and preserve any objections that it may have to such disclosure and/or seek an appropriate protective order. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit the Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company’s legal department to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made such reports or disclosures.
(b)    Materials. The Executive will not remove, directly or indirectly through an intermediary, any Company Confidential Information or any other property of the Company or any Company Affiliate from the Company’s or Company Affiliate’s premises or make copies of such materials except for normal and customary use in the Company’s or the Company Affiliate’s business as determined reasonably and in good faith by the Executive. The Company acknowledges that the Executive, in the ordinary course of his duties, routinely uses and stores Company Confidential Information at home and other locations. The Executive will return to the Company all Company Confidential Information and copies thereof and all other property of the Company or any Company Affiliate at any time upon the request of the Company and in any event promptly after termination of the Executive’s employment. The Executive agrees to attempt in good faith to identify and return to the Company any copies of any Company Confidential Information after the Executive ceases to be employed by the Company. Anything to the contrary notwithstanding, nothing in this Section 8(b) shall prevent the Executive from retaining a home computer, papers and other materials of a personal nature, including diaries, calendars and Rolodexes (including his electronic address books), information relating to his compensation or relating to reimbursement of expenses, information that he reasonably believes may be needed for tax purposes, and copies of plans, programs and agreements relating to his employment.
(c)    No Solicitation or Hiring of Employees. During the period commencing on the Effective Date and ending twelve (12) months after the Executive's Date of Termination (the “Non-Compete Period”), the Executive shall not, directly or indirectly through an intermediary, solicit, entice, persuade or induce any individual who is employed by the Company or any Company Affiliate (or who was so employed within 180 days prior to the Executive’s action, other than any such individual whose employment was involuntarily terminated by the Company or any Company Affiliate) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or Company Affiliates, and the Executive shall not hire, directly or indirectly, as an employee, consultant or otherwise, any such person; provided, however, that the foregoing restrictions shall not apply with respect to any administrative assistant who, as of the Date of Termination, provides services primarily to the Executive. Anything to the contrary notwithstanding, the Company agrees that (i) the Executive’s responding to an unsolicited request from any former employee of the Company or any Company Affiliate for advice on employment matters, (ii) the Executive’s responding to an unsolicited request for an employment reference regarding any former employee of the Company or any Company Affiliate from such former employee, or from a third party, by providing a reference setting forth his personal views about such former employee, (iii) the Executive’s encouraging an employee to leave employment with the Company or any Company Affiliate in the good faith performance of the Executive’s duties to the Company, or (iv) hiring or retaining any current or former employee or consultant of the Company or any Company Affiliate who responds to a general advertisement for employment that was not specifically directed at such employees or consultants of the Company or any Company Affiliate, shall not be deemed a violation of this Section 8(c).
(d)    Non-Competition.
(i)    During the Non-Compete Period, the Executive shall not, directly or indirectly through an intermediary, (A) solicit or encourage any client or customer of the Company or any Company Affiliate, or any person or entity who was a client or customer within 180 days prior to Executive’s action, to terminate, reduce or alter in a manner adverse to the Company or any Company Affiliate any existing business arrangements with the Company or any Company Affiliate or to transfer existing business from the Company or any Company Affiliate to any other person or entity, or (B) without the prior written consent of the Board, which consent shall not be unreasonably withheld, be engaged by, or have a financial or any other interest in (other than compensatory equity), the portion of any corporation, firm, partnership, proprietorship or other business entity or enterprise, whether as a principal, agent, employee, director, consultant, stockholder, partner or in any other capacity, which (x) materially competes with the Company or any Company Affiliate, in any business conducted by the Company or any Company Affiliate as of the Effective Date or in any business acquired or developed by the Company or any Company Affiliate after the Effective Date that generates $5,000,000 or more of net income in the fiscal year prior to termination of employment, provided that in no event shall the above limitations apply to any money or asset management business, including, without limitation, a private equity or hedge fund business engaged in the management of alternative investments, or (y) is a financial institution which has an adversarial relationship with the Company or any Company Affiliate (other than normal trading activities) and the Executive’s role with such financial institution would involve in a material manner such institution’s relationship with the Company or Company Affiliate; provided, however, that the Executive may own, as a passive investor, securities of any such entity that has outstanding publicly traded securities or is passively owned through an interest in a hedge fund or private equity fund, so long as his direct holdings in any such entity shall not in the aggregate constitute more than 5% of the voting power of such entity and, while employed by the Company does not otherwise violate any Company or Company Affiliate policy applicable to the Executive. The Executive agrees that, before providing services, whether as an employee or consultant, to any entity during the Non-Compete Period, he will provide a copy of this Agreement to such entity. The Executive acknowledges that this covenant has a unique, very substantial and immeasurable value to the Company and Company Affiliates, that the Executive has sufficient assets and skills to provide a livelihood for the Executive while such covenant remains in force and that, as a result of the foregoing, in the event that the Executive breaches such covenant, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper.
(ii)    If the restrictions contained in Section 8(d)(i) shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 8(d)(i) shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable.
(e)    Compliance with Company’s Policies. The Executive agrees to observe and comply with the policies and rules of the Company and Company Affiliates unless such compliance is inconsistent with the terms of this Agreement.

(f)    Non-Disparagement. For a period of three (3) years following the Date of Termination, the Executive, other than in the good faith performance of his duties for the Company, shall not initiate, participate or engage in any communication whatsoever that could reasonably be interpreted as derogatory or disparaging to the Company or any Company Affiliate, as applicable, including but not limited to the business, practices, policies, or, as such, shareholders, partners, members, directors, managers, officers and employees of the Company or any Company Affiliate. For a period of three (3) years following the Date of Termination, the senior executives and directors of the Company shall not initiate, participate or engage in any communication whatsoever that could reasonably be interpreted as derogatory or disparaging to the Executive. The foregoing shall not be violated by (i) truthful statements by the Executive or the senior executives or directors of the Company or any Company Affiliate in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or (ii) the Executive or the senior executives and directors of the Company or any Company Affiliate rebutting false or misleading statements made by others.
(g)    Publicity. During the Employment Period, the Executive hereby grants to the Company and Company Affiliates the right to use, in a reasonable and appropriate manner, the Executive’s name and likeness, without additional consideration, on, in and in connection with technical, marketing or disclosure materials, or any combination thereof, published by or for the Company or any Company Affiliate, and any documents or other matters to the extent legally required. If, in connection with the Executive’s termination of employment with the Company, the Company determines to issue a press release, the Company agrees to consult with the Executive in good faith as to the wording of the press release.
(h)    Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Period may necessitate the Executive's cooperation in the future. Accordingly, during the twenty-four (24) month period following the termination of the Executive's employment for any reason, to the extent reasonably requested by the Company, the Executive shall cooperate with the Company, the Company Affiliates and its or their counsel, in connection with matters arising out of or relating in any way to the Executive's service to the Company and the Company Affiliates, including information requests relating to the business or affairs of the Company or any Company Affiliate, as well as any investigation, litigation, arbitration or other proceeding related to the business or affairs of the Company or any Company Affiliate, other than in connection with any dispute between the Executive and the Company or any Company Affiliate; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive's other activities, including limiting Executive’s travel to the extent reasonably possible. The cooperation includes the Executive making himself available for reasonable periods of time (with due regard for his other commitments) upon reasonable notice to the Executive in any such litigation or investigation and providing testimony before or during such litigation or investigation. The Executive shall be entitled to a per diem amount based on the Executive’s then-prevailing rate of compensation for any cooperation that the Executive provides at the Company’s election. In addition, the Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with such cooperation.
(i)    Enforcement. The Executive acknowledges that in the event of any breach of this Section 8, the business interests of the Company and the Company Affiliates will be irreparably injured, the full extent of the damages to the Company and the Company Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and the Company Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the

Executive expressly waives. The Company and the Company Affiliates each acknowledge that in the event of any breach of this Agreement, the interests of the Executive will be irreparably injured, the full extent of damages to the Executive will be impossible to ascertain, monetary damages will not be an adequate remedy for the Executive, and the Executive will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security. The Company and the Executive each understand that the other may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the right of either party to enforce any other requirements or provisions of this Agreement. The Company and the Executive agree that each of their obligations specified in this Agreement are separate and independent covenants and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement. The Executive further agrees that any breach of this Agreement by the Company prior to the Date of Termination shall not release the Executive from compliance with his obligations under this Section 8, as long as the Company fully complies with Sections 7 and 10. The Company further agrees that any breach during the Employment Period of this Agreement by the Executive that does not result in the Executive being terminated for Cause shall not release the Company from compliance with its obligations under this Agreement. Notwithstanding the foregoing two sentences, neither the Company nor the Executive shall be precluded from pursuing judicial remedies as a result of any such breaches.
9.    Section 280G. If any payment or benefit (including payments and benefits pursuant to this Agreement) that the Executive would receive in connection with a transaction (“Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this Section 9, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Transaction Payment are paid to the Executive, which of the following two alternative forms of payment would result in the Executive’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (1) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (2) payment of only a part of the Transaction Payment so that the Executive receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”).
For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax. If a Reduced Payment is made, (x) the Executive shall have no rights to any additional payments and/or benefits constituting the Transaction Payment, and (y) reduction in payments and/or benefits shall occur in the manner that results in the greatest economic benefit to the Executive as determined in this paragraph. If more than one method of reduction will result in the same economic benefit, the portions of the Transaction Payment shall be reduced pro rata.
The independent registered public accounting firm engaged by the Company as of the day prior to the effective date of the transaction shall make all determinations required to be made under this Section 9. If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the transaction, the Company shall appoint a nationally recognized independent registered public accounting firm that is reasonably acceptable to the Executive (and such acceptance shall not be unreasonably withheld) to make the determinations required hereunder. The Company shall bear all reasonable expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the

Executive within fifteen (15) calendar days after the date on which the Executive’s right to a Transaction Payment is triggered or such other time as reasonably requested by the Company or the Executive. If the independent registered public accounting firm determines that no Excise Tax is payable with respect to the Transaction Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Executive with detailed supporting calculations of its determinations that no Excise Tax will be imposed with respect to such Transaction Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Executive.
10.    Indemnification. The Company shall indemnify the Executive to the maximum extent that its officers, directors and employees are entitled to indemnification pursuant to the Company’s certificate of incorporation and bylaws (which shall not be less than currently exists, except as required by applicable law), subject to applicable law, and such indemnification shall continue after termination of employment or directorship with regard to actions or inactions prior to termination at a level that is no less than currently exists for officers, directors and employees under the Company’s certificate of incorporation and bylaws, subject to applicable law. In addition, the Executive shall be entitled to liability insurance coverage pursuant to any directors’ and officers’ liability insurance policy maintained by the Company as of the Effective Date or put in place following the Effective Date on the same basis as other current or former directors and officers of the Company with regard to actions or inactions during the period of service as an officer or director notwithstanding any ceasing of such service.
11.    Legal Fees Incurred in Negotiating the Agreement. The Company shall pay or the Executive shall be reimbursed for the Executive's reasonable legal fees and costs incurred in connection with this Agreement. Any payment required under this Section 11 shall be made within thirty (30) days following the Effective Date but in no event later than March 15 of the calendar year immediately following the Effective Date.
12.     Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, addressed as follows:
(i)    If to the Company:
Ambac Financial Group, Inc.
One State Street Plaza
New York, New York 10004
Attn: General Counsel
(ii)    If to the Executive:
Nader Tavakoli
Address last shown on the Company's Records
and a copy (which shall not constitute notice) to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Michael S. Sirkin

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, confirmation of facsimile transmission or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
13.     Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.
14.    Effect on Other Agreements. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive and, except as set forth in the proviso below, supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including, without limitation, the Letter Agreement dated as of March 30, 2015, as modified or extended, by and among the Company and the Executive (the “Letter Agreement”); provided, however, (i) all award agreements evidencing equity or equity-based awards granted to the Executive in his capacity as a member of the Board and all award agreements evidencing equity awards granted to the Executive in connection with the execution of the Letter Agreement shall remain in full force and effect following execution of this Agreement and shall not be superseded by this Agreement and (ii) the execution of this Agreement shall in no way affect the Executive’s right to indemnification and coverage under the Company’s directors and officers insurance policy in respect of the period during which the Executive served solely as a member of the Board and not as an employee or officer of the Company.
15.    Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 4(f), 7, 8, 9, 10, 12, 13, 14, 16, 17, 18, 20, 21 and 23 hereof and this Section 15 shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.
16.    Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive’s death, the personal representative or legatees or distributees of the Executive’s estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder, and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or similar transaction involving the Company or a successor entity. The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
17.    Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives and permitted successors and assigns.
18.     Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the party against whom enforcement is sought. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this

Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.
19.     Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
20.     Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).
21.    Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration in the County of New York. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted consistent with the rules, regulations and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties.
22.     Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.
23.    Withholding. The Company may withhold from any benefit payment or any other payment or amount under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

AMBAC FINANCIAL GROUP, INC.

_________________________
Name:
Title:

EXECUTIVE

_________________________
Nader Tavakoli

EXHIBIT A
General Release of Claims
Consistent with Section 7 of the Employment Agreement dated [ ] among me and Ambac Financial Group, Inc. (the “Employment Agreement”) and in consideration for and contingent upon my receipt of the Accrued Benefits and the Severance Payments set forth in Section 7 of the Employment Agreement, I, for myself, my attorneys, heirs, executors, administrators, successors, and assigns, do hereby fully and forever release and discharge Ambac Financial Group, Inc. ( “Ambac”) and its past, current and future affiliated entities, as well as their predecessors, successors, assigns, and their past, current and former directors, officers, partners, agents, employees, attorneys, and administrators from all suits, causes of action, and/or claims, demands or entitlements of any nature whatsoever, whether known, unknown, or unforeseen, which I have or may have against any of them arising out of or in connection with my employment by Ambac, the Employment Agreement, the termination of my employment with Ambac, or any event, transaction, or matter occurring or existing on or before the date of my signing of this General Release related to Ambac, except that I am not releasing any claims arising under Section 10 of the Employment Agreement, any other right to indemnification or director and officer liability insurance coverage that I may otherwise have, any claims that I may have to vested payments or benefits pursuant to the Employment Agreement or any plan, program or arrangement of Ambac in which I participated, any claims relating to any rights I may have to payments pursuant to Section 7 of the Employment Agreement, any claims relating to any rights I may have pursuant to equity and equity-based awards granted to me by Ambac (whether in my capacity as a director only or in my capacity as an officer and director), provisions of the Employment Agreement that survive termination of employment or any claims arising after the date of my signing this General Release. I agree not to file or otherwise institute any claim, demand or lawsuit seeking damages or other relief and not to otherwise assert any claims, demands or entitlements that are released herein. I further hereby irrevocably and unconditionally waive any and all rights to recover any relief or damages concerning the claims, demands or entitlements that are released herein. I represent and warrant that I have not previously filed or joined in any such claims, demands or entitlements against Ambac or the other persons or entities released herein and that I will indemnify and hold them harmless from all liabilities, claims, demands, costs, expenses and/or attorney’s fees incurred as a result of any such claims, demands or lawsuits.
This General Release specifically includes, but is not limited to, all claims of breach of contract, employment discrimination (including any claims coming within the scope of Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, the Americans with Disabilities Act, and the Family and Medical Leave Act, all as amended, or any other applicable federal, state, or local law), claims under the Employee Retirement Income Security Act, as amended, claims under the Fair Labor Standards Act, as amended (or any other applicable federal, state or local statute relating to payment of wages), wage orders, claims concerning recruitment, hiring, termination, salary rate, severance pay, stock options, wages or benefits due, sick leave, holiday pay, vacation pay, life insurance, group medical insurance, any other fringe benefits, worker’s compensation, termination, employment status, libel, slander, defamation, intentional or negligent misrepresentation and/or infliction of emotional distress, together with any and all tort, contract, or other claims which might have been asserted by me or on my behalf in any suit, charge of discrimination, or claim against Ambac or the persons or entities released herein.
Ambac and I acknowledge that different or additional facts may be discovered in addition to what we now know or believe to be true with respect to the matters released in this General Release, and we agree that this General Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
Claims Excluded from this Release: However, notwithstanding the foregoing, nothing in this General Release shall be construed to waive any right that is not subject to waiver by private agreement, including, without limitation, any claims arising under state unemployment insurance or workers compensation laws.  I understand that rights or claims under the Age Discrimination in Employment Act that may arise after I execute this General Release are not waived. Likewise, nothing in this General Release shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the EEOC, NLRB, or any comparable state or local agency.  Notwithstanding the foregoing, I agree to waive my right to recover individual relief in any charge, complaint, or lawsuit filed by me or anyone on my behalf.
I acknowledge that I have been given an opportunity of [twenty-one (21)] days to consider this General Release and that I have been encouraged by Ambac to discuss fully the terms of this General Release with legal counsel of my own choosing. Moreover, for a period of seven (7) days following my execution of this General Release, I shall have the right to revoke the waiver of claims arising under the Age Discrimination in Employment Act, a federal statute that prohibits employers from discriminating against employees who are age 40 or over. If I elect to revoke this General Release in whole or in part within this seven-day period, I must inform Ambac by delivering a written notice of revocation to Ambac’s General Counsel, One State Street Plaza, New York, New York 10004, no later than 11:59 p.m. on the seventh calendar day after I sign this General Release. I understand that, if I elect to exercise this revocation right, this General Release shall be voided in its entirety at the election of Ambac and Ambac shall be relieved of all obligations to make the Severance Payments described in Section 7 of the Employment Agreement. I may, if I wish, elect to sign this General Release prior to the expiration of the 21-day consideration period, and I agree that if I elect to do so, my election is made freely and voluntarily and after having an opportunity to consult counsel.

AGREED:

_________________ Nader Tavakoli	_______________ Date

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